Exhibit 1.1

ROSETTA GENOMICS LTD.

5,500,000 Ordinary Shares

UNDERWRITING AGREEMENT

August 2, 2012

Aegis Capital Corp.
As Representative of the several Underwriters
named on Schedule C attached hereto
c/o Aegis Capital Corp.
810 Seventh Avenue, 18th Floor
New York, New York 10019

Ladies and Gentlemen:

1.          INTRODUCTION. Rosetta Genomics, Ltd., a corporation organized under the laws of the State of Israel (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule C hereto (the “Underwriters”), for whom Aegis Capital Corp. is acting as the representative (the “Representative”), pursuant to the terms and conditions of this Underwriting Agreement (this “Agreement”), an aggregate of 5,500,000 shares (the “Firm Shares”) of the Company’s authorized but unissued Ordinary Shares (the “Ordinary Shares”).

The Company has granted to the Underwriters an option to purchase up to an additional 825,000 Ordinary Shares (collectively, the “Additional Shares”). The Firm Shares and the Additional Shares are referred to collectively as the “Shares.” The Shares, the Representative’s Securities (as defined in Section 2.4) and the Ordinary Shares underlying the Representative’s Securities are referred to herein collectively as the “Securities.” The Securities are more fully described in the Registration Statement and Prospectus referred to below. The offering of the Shares is herein referred to as the “Offering.”

The Underwriters may exercise their over-allotment purchase right in whole or from time to time in part by giving written notice not later than forty-five (45) days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. If any Additional Shares are to be purchased, the number of Additional Shares to be purchased by each Underwriter shall be the number of Additional Shares set forth on Schedule C. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than five business days after the date of such notice. Additional Shares may be purchased hereby solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Each day, if any, that Additional Shares are to be purchased is referred to herein as an “Option Closing Date”.

2.          DELIVERY AND PAYMENT. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:

2.1           The Company agrees to issue and sell, and the Underwriters, severally and not jointly, agree to purchase from the Company, an aggregate of 5,500,000 Firm Shares in the amounts set forth in Schedule C annexed hereto at a purchase price of $4.65 per Share (the “Purchase Price”). The Company has been advised by the Representative that the Representative intends to make a public offering of the Firm Shares as soon after this Agreement has become effective as in the Representative’s judgment is advisable. The Company is further advised by the Representative that the Firm Shares are to be offered to the public initially at $5.00 per Share.

2.2           Payment of the Purchase Price for, and delivery of, the Firm Shares shall be made at the time and date of closing and delivery of the documents required to be delivered to the Underwriters pursuant to Sections 4 and 6 hereof shall be at 10:00 a.m., Eastern time, on August 8, 2012 (the “Closing Date”) at the New York City offices of Zysman Aharoni Gayer and Sullivan & Worcester LLP or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended, and the Rules and Regulations of the Commission thereunder (the “Exchange Act”). On the Closing Date, the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Representative may request at least one (1) business day before the Closing Date, to the Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system or Full Fast Delivery Program. The Company shall be solely responsible for the payment of any transfer taxes payable in connection with the sale of the Firm Shares or the Additional Shares.

2.3           Payment of the Purchase Price for, and delivery of, any Additional Shares shall be made at the Option Closing Date or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. On each such date, the Company shall deliver the Additional Shares to be purchased on that date, which shall be registered in the name or names and shall be in such denominations as the Representative may request at least one (1) business day before the applicable Option Closing Date, to the Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system or Full Fast Delivery Program. The price for each Additional Share will be the Purchase Price per Firm Share as set forth in Section 2.1 hereof. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and any Additional Shares.

2.4           The Company hereby agrees to issue to the Representative (and/or its respective designees) on the Closing Date an option (the “Representative’s Option”) for the purchase of an aggregate of up to 165,000 Ordinary Shares, which is equal to 3% of the Firm Shares (which do not include the Additional Shares, if any). The Representative’s Option Agreement in the form attached hereto as Exhibit C (the “Representative’s Option Agreement”) shall be exercisable, in whole or in part, commencing on a date which is one (1) year from the Effectiveness Date (as such term is defined below) and expiring on the fifth anniversary of the Effectiveness Date at an initial exercise price per Share of $6.25, which is equal to 125% of the initial public offering price of each Firm Share. The Representative’s Option and the shares issuable upon exercise thereof are sometimes hereinafter referred to collectively as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Option and the underlying shares during the one hundred and eighty (180) days period after the Effectiveness Date and by its acceptance thereof agrees that it will not, sell, transfer, assign, pledge or hypothecate the Representative’s Option, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred and eighty (180) days following the Effectiveness Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the executed Representative’s Option Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

2.5           No Shares which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Underwriters thereof against payment by each of the Underwriters.

3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-182329), and one or more amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended, and the Rules and Regulations of the Commission thereunder (the “Securities Act”), of the offering and sale of the Shares, which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The conditions for use of Form F-1 to register the Offering under the Securities Act, as set forth in the General Instructions to such form, have been satisfied. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits, documents incorporated by reference therein and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act (the “Effectiveness Date”), is hereinafter referred to as the “Registration Statement”. If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional Securities of any type (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. The offering and sale of all of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. The Company, if required by the Securities Act, proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits and other documents (if any) incorporated by reference therein pursuant to the Regulations on or before the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)          As of the Applicable Time (as defined below) and as of the Closing Date and any Option Closing Date, neither (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) nor (iii) the bona fide electronic road show (as defined in Rule 433(h)(5) under the Securities Act), if any, when considered together with the General Disclosure Package, included, and will not include, any untrue statement of a material fact or omitted, as of the Closing Date and any Option Closing Date, will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus or Pricing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 18). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 6 p.m., Eastern time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein.

(c)          No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Company, threatened by the Commission, and each Preliminary Prospectus, if any, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 18).

(d)          At the time the Registration Statement became or becomes effective, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date and any Option Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 18).

(e)          The Company qualified for filing the Commission’s Form F-1 at the time the Registration Statement was filed with the Commission.

(f)          The documents filed by the Company pursuant to the Exchange Act with respect to its most recent fiscal year and any interim period after that, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, until the completion of the Offering, any further documents filed by the Company under the Exchange Act, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)          The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) under the Securities Act), if any, in the time and manner required under Rule 433(d) under the Securities Act.

(h)          The Company and each Subsidiary (as defined below) has been duly organized and is validly existing as a corporation in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of organization. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not (i)have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business or prospects of the Company or any Subsidiary, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement or the Representative’s Option Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company has not been designated as a “breaching company” by the Registrar of Companies of the State of Israel. The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: Rosetta Genomics, Inc., a Delaware corporation (a “Subsidiary”).

(i)          The Company has the full right, power and authority to enter into this Agreement and the Representative’s Option Agreement, and to perform and to discharge its obligations hereunder and thereunder; and this Agreement and the Representative’s Option Agreement have been duly authorized, executed and delivered by the Company, and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms. All corporate action required to be taken for the authorization, issuance and sale of the shares, the Representative’s Option and the Representative’~~s~~ Securities have been duly and validly taken.

(j)          The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus. As of July 31, 2012, there were 3,021,900 Ordinary Shares issued and outstanding, 216,198 Ordinary Shares were issuable upon the exercise of all options and 225,808 Ordinary Shares were issuable upon the exercise of warrants and conversion of convertible securities outstanding as of such date. Since such date, the Company has not issued any securities, other than Ordinary Shares of the Company issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option plans or any issuance of restricted Ordinary Shares pursuant to employee stock purchase plans. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. The Shares and the Representative’s Securities to be issued and sold by the Company under this Agreement and under the Representative’s Option Agreement, as applicable, have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Representative’s Option Agreement, as applicable, will have been validly issued and will be fully paid and nonassessable and will conform to the description thereof in the General Disclosure Package and the Prospectus and will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, other than as described in the General Disclosure Package and the Prospectus. The Shares, when issued, delivered and paid for in accordance with this Agreement on the Closing Date or Option Closing Date, will have been issued in compliance with all applicable state and federal securities laws. None of the outstanding shares of Ordinary Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the General Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(k)          All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the General Disclosure Package or the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned Subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(l)          The execution, delivery and performance of this Agreement and the Representative’s Option Agreement by the Company, the issue and sale of the Shares and the Representative’s Securities by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (ii) result in a violation of the provisions of the charter or by-laws (or equivalent Israeli documents) of the Company or any Subsidiary, or (iii) result in a violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties or assets (including, without limitation, those promulgated by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those preformed by the FDA, except in the case of clauses (i) and (iii) of this paragraph, for such breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect.

(m)          Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, the Financial Industry Regulatory Authority (“FINRA”) and any national securities exchange where the Ordinary Shares are approved for listing (“Applicable Trading Market”) in connection with the offering and sale of the Shares and the Representative’s Securities by the Company, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement and the Representative’s Option Agreement by the Company, the offer or sale of the Shares or the consummation of the transactions contemplated hereby or thereby.

(n)          Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, which has provided an audit opinion concerning the Company’s financial statements and schedules, if any, for the periods set forth in the General Disclosure Package and the Prospectus in such report and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, has audited the Company’s financial statements and is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Ernst & Young LLP have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(o)          The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in each Registration Statement, fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act and the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act to be so described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package, or and the Prospectus in accordance with the Securities Act which has not been included or incorporated as so required. The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(p)          Neither the Company nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any Subsidiary (other than stock option and warrant exercises in the ordinary course of business or the repayment of long-term debt as described in the General Disclosure Package), or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company or any Subsidiary otherwise than as set forth or contemplated in the General Disclosure Package.

(q)          Except as set forth in the General Disclosure Package, there is no legal or governmental action, suit, claim or proceeding pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any Subsidiary, could have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(r)          Neither the Company nor any Subsidiary is in (i) violation of its charter or by-laws, (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (r), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(s)          The Company and each Subsidiary each possesses all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its respective properties or the conduct of its respective business, as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failure to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from, those normally applicable to similar licenses, certificates, authorizations and permits. Neither the Company nor any Subsidiary has received notification of any revocation or modification (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(t)          Neither the Company nor any Subsidiary is or, after giving effect to the offering of the Shares and the Representative’s Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u)          Neither the Company, nor any Subsidiary nor, to the Company’s knowledge, any of the Company’s or any Subsidiary’s officers, directors or Affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(v)         The Company and each of its Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectus. The Company has not received notice of any challenge by any person to the rights of the Company or any Subsidiary with respect to the foregoing except for those described in the General Disclosure Package and the Prospectus or those that would not reasonably be expected to have a Material Adverse Effect. The Intellectual Property licenses described in the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company and each of its Subsidiaries have complied in all material respects with, and are not in breach nor have received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach by any other person to any Intellectual Property license that would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the businesses of the Company and each of its Subsidiaries as now conducted and as proposed to be conducted and described in the General Disclosure Package and the Prospectus do not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person that would reasonably be expected to have a Material Adverse Effect. No claim has been made against the Company or any Subsidiary alleging the infringement by the Company or any Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person that would reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have taken reasonable steps to protect, maintain and safeguard their respective rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement and the Representative’s Option Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company or any Subsidiary’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. With respect to the use of the software in the Company or any Subsidiary’s business as it is currently conducted, neither the Company nor any Subsidiary has experienced any material defects in such software, including any material error or omission in the processing of any transactions other than defects which have been corrected. The Company and each of its Subsidiaries have at all times complied in all material respects with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by them in the conduct of the business of the Company and each of its Subsidiaries. No claims have been asserted or, to the knowledge of the Company, threatened against the Company or any Subsidiary alleging a material violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any Subsidiary in the conduct of the Company’s or any Subsidiary’s business. The Company and each of its Subsidiaries take reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse, except for those that would not have a Material Adverse Event.

(w)          The Company and each of its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and any Subsidiary in each case free and clear of all liens, encumbrances, security interests, claims and defects other than those that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and all of the leases and subleases material to the business of the Company and any Subsidiary, and under which the Company or any Subsidiary holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(x)          No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any Subsidiary.

(y)          No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any Subsidiary which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and each Subsidiary has not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company and each Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(z)          Except as described in the General Disclosure Package and the Prospectus, the Company and each of its Subsidiaries: (A) are and at all times within the past three years have been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacturing, packaging, processing, distribution, marketing, labeling, promotion, sale, offer for sale, storage import, export or disposal of any product under development, manufactured or distributed by the Company or any Subsidiary ("Applicable Laws"); (B) have not received any Form 483 from the FDA, notice of adverse finding, warning letter, or other correspondence or notice from the FDA or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), which would, individually or in the aggregate, result in a Material Adverse Effect; (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor any subsidiary is in material violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product, operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority (which includes, as such term is used in this Agreement, and not limited to, the European Medicines Agency, “EMA”) or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations, or that the Company is not in compliance with applicable requirements and has no knowledge that the FDA or other federal, state, local or foreign governmental or regulatory authority is considering such action; (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations except where the failure to file such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments would not result in a Material Adverse Effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) are not currently required by the FDA or EMA to submit, register or list the Company’s products and services, and have not received any notice to that effect from the FDA or EMA or other foreign regulatory authority.

(aa)         The Company and each Subsidiary is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(bb)         The Company and each Subsidiary (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (cc), that would not, singularly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company and each Subsidiary in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since inception the Company and each Subsidiary has not incurred any liability for taxes other than in the ordinary course.

(cc)         The Company and each Subsidiary carries, or is covered by, insurance provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(dd)         Except as described in the General Disclosure Package and the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)         The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)         The minute books of the Company and each Subsidiary have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each Subsidiary since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(gg)         There is no franchise, lease, contract, agreement or document required by the Securities Act to be described in the General Disclosure Package and in the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects. Other than as described in the General Disclosure Package and the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any Subsidiary or any of the other parties thereto, and neither the Company nor any Subsidiary has received notice nor does the Company have any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(hh)         No relationship, direct or indirect, exists between or among the Company and any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary or any of their affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(ii)         Except as disclosed in the General Disclosure Package and in the Prospectus, no person or entity has the right to require registration of shares of Ordinary Shares or other securities of the Company or any Subsidiary because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package and the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any Subsidiary under the Securities Act.

(jj)         Neither the Company nor any Subsidiary owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares or the Representative’s Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares or Representative’s Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(kk)         Except as previously disclosed to the Representative in writing (including via email or other electronic correspondence) making specific reference to this paragraph of this Agreement, the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or Representative’s Securities or any transaction contemplated by this Agreement, the Representative’s Option Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(ll)           No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)       Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)         The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Ordinary Shares are registered pursuant to Section 12(b) or 12(g), as the case may be, of the Exchange Act and have been approved for listing (to the extent required) on the Applicable Trading Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from the Applicable Trading Market, nor has the Company received any notification that the Commission or the Applicable Trading Market is contemplating terminating such registration or listing.

(oo)         The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) and the Nasdaq Marketplace Rules that are currently in effect.

(pp)         There are no transactions, arrangements or other relationships between and/or among the Company or any Subsidiary, any of their affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company or any Subsidiary’s liquidity or the availability of or requirements for its capital resources required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

(qq)         There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company, any Subsidiary or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof.

(rr)         The statistical and market related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(ss)         Other than as described in the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary nor any of their affiliates (within the meaning of FINRA’s Conduct Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(tt)         Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures reasonably designed to ensure continued compliance therewith.

(uu)         The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(vv)         The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since August 1, 2008, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(ww)         Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

Any certificate signed by or on behalf of the Company and delivered to any Underwriter or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3A          REPRESENTATIONS AND WARRANTIES OF THE COMPANY RELATING TO ISRAELI LEGAL MATTERS. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          No consent, approval, authorization or order of, or filing, qualification or registration with, any Israeli court or governmental agency or body, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement and the Representative’s Option Agreement by the Company, the offer or sale of the Shares or the consummation of the transactions contemplated hereby or thereby, other than (A) the obligation to file certain information following the Closing with the Israeli Investment Center and the Chief Scientist and (B) the filing of certain notices with the Registrar of Companies in the State of Israel regarding the issuance of shares.

(b)          Subject to the Underwriters’ compliance with their obligations under Section 7A hereof, the Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer and sale of the Shares.

(c)          Neither the Company nor any of its subsidiaries is (i) in violation of any condition or requirement stipulated (A) by any instruments of approval, granted to it by the Office of the Chief Scientist in the Israeli Ministry of Industry, Trade and Labor (the “Chief Scientist”) with respect to any research and development grants or benefits given to the Company by such office or (B) with respect to any instrument of approval granted to it by the Investment Center of the Ministry of Industry, Trade and Labor of the State of Israel (the “Investment Center”) with respect to grants or benefits given to the Company. The Company has not received any notice denying, revoking or modifying any “approved enterprise” or “benefited enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the Chief Scientist or the Investment Center (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to such “approved enterprise” status, “privileged enterprise status” and “preferred enterprise” status and to grants and benefits from the Chief Scientist and/or the Investment Center was true, correct and complete in all material respects when supplied to the appropriate authorities.

(d)          There are no proceedings that have been instituted in the State of Israel for the dissolution of the Company.

(e)          Assuming that none of the Underwriters is otherwise subject to taxation in the State of Israel, or are exempt under Section 97 of the Israeli Internal Revenue Ordinance, the issuance, delivery and sale to the Underwriters of the Shares to be sold by the Company hereunder are not subject to any tax imposed by the State of Israel or any political subdivision thereof.

(f)          Without limiting the generality of the foregoing, the Company and its subsidiaries are in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to their employees in the State of Israel.

(g)          The Company has not engaged in any form of solicitation, advertising or any other action constituting an offer under the Israeli Securities Law 5728-1968 as amended and the regulations promulgated thereunder (“Israeli Securities Law”) in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(h)          Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(i)          [Reserved]

(j)          The Company has duly designated Rosetta Genomics Inc. as its authorized agent to receive service of process as set forth in Section 17.1.

(k)          Subject to the conditions and qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States may be enforced by an Israeli court.

(l)          For a period of 12 months prior to and including the date of the Closing, the Company has not offered or sold any of its securities in Israel, except for the issuance of Share Options exercisable under the Company’s equity incentive plans, which are exempt from prospectus requirements under the Israeli Securities Law.

(m)          Aside from investors who are specified in Section 15A(b) of the Israeli Securities Law, 5728-1968 and offers made to employees of the Company or any subsidiary pursuant to an exemption issued by the Israeli Securities Authority pursuant to Section 15D of the Israeli Securities Law, 5728-1968, there were no more than 35 offerees, in the aggregate, to whom the Company and any of its respective representatives made an offering in Israel of any securities of the Company in the past twelve months.

(n)          The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares in violation of applicable securities laws. In addition, the Company will not engage in any form of solicitation, advertising or any other action which constitutes an offer to the public under the Israeli Securities Law in connection with the transactions contemplated hereby.

(o)          The Company acknowledges, understands and agrees that Shares may be sold in Israel only by the Underwriters and only to such Israeli investors listed in the First Addendum to the Israeli Securities Law, 5728-1968 (the “Addendum”), subject to the provisions of Section 7B hereto.

4.          FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the Underwriters:

(a)          To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on 430A under the Securities Act and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A under the Securities Act; to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representative copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the Offering; to advise the Representative promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission that the Company amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)           That it has not made and will not, make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act unless the prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es), if any, included in Schedule A hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)          If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative, and upon the Representative’s or its counsel’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as such Underwriters may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(d)          If the General Disclosure Package is being used to solicit offers to buy Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Representative and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the statements made in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e)          If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 18).

(f)          To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g)          To deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus, (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto).

(h)          To furnish its stockholders within four months after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants).

(i)          To take promptly from time to time such actions as the Representative may reasonably request to qualify the Shares and Representative’s Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares and Representative’s Securities in such jurisdictions; provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it not so qualified or to file a general consent to service of process in any jurisdiction.

(j)          Upon request, during the period of two (2) years from the date hereof, to the extent not available on the Commission’s EDGAR system, to deliver to the Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Company’s securities are listed or quoted.

(k)          That the Company will not, for a period of ninety (90) days from the date of the Prospectus, (the “Lock-Up Period”) without the prior written consent of the Representative, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, other than (i) the Company’s sale of the Shares, (ii) the issuance of the Representative’s Option Agreement hereunder, (iii) the issuance of restricted Ordinary Shares or options to acquire Ordinary Shares pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iv) the issuance of Ordinary Shares pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof or of options granted pursuant to clause (iii) above, (v) the issuance by the Company of any Ordinary Shares or securities convertible or exchangeable into Ordinary Shares as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement; provided that each recipient of shares pursuant to this clause (v) agrees that all such shares shall be subject to restrictions substantially similar to this paragraph (k), or (vi) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. The Company will cause each executive officer and director of the Company listed in Schedule B hereto to furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto. The Company further agrees that without the consent of the Representative, from the date of this Agreement through September 30, 2012, the Company shall not relieve any person listed in Schedule B from such person’s undertakings in Exhibit A. The Company also agrees that without the consent of the Representative, from the date of this Agreement for a period of ninety (90) days, during such period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, except for a registration statement on Form S-8 relating to employee benefit plans or a registration statement on Form S-4 relating to business combinations; provided, however, that this paragraph 4(k) shall not prohibit the Company from filing a new shelf registration statement on Form F-3 prior to November 24, 2012 to replace the registration statement on Form F-3 (File No. 333-163063) that will expire on such date in order to comply with the provisions of Rule 415(a)(5) of the Securities Act. The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (k) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l)          To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m)          Prior to the Closing Date and any Option Closing Date, to furnish to the Underwriters, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(n)          Prior to the Closing Date and any Option Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(o)          Until the completion of the Offering, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(p)          Not to take any action prior to the Closing Date and any Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(a).

(q)          To comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(r)          To apply the net proceeds from the sale of the Shares and the Representative’~~s~~ Securities, if any, as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(s)          To use its reasonable best efforts to maintain the listing and quotation of the Ordinary Shares on the Applicable Trading Market.

(t)          To use its reasonable best efforts to assist the Underwriters with any filings with FINRA and obtain clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters.

(u)          To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and any Option Closing Date and to satisfy all conditions precedent to the delivery of the Firm Shares and any Additional Shares.

5.          PAYMENT OF EXPENSES.

(a)          Expenses Related to the Offering. The Company agrees to pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) all filing fees and communication expenses relating to the registration of the Shares with the Commission; (b) all COBRAdesk filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of the Shares on a national securities exchange, if applicable; (c) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual and $15,000 in the aggregate; (d) all fees, expenses and disbursements, if any, relating to the registration or qualification of the Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, it being agreed that such fees and expenses will be limited to: (i) if the Offering is commenced on either the Nasdaq Capital Market, the Nasdaq Global Market, Nasdaq Global Select Market or the NYSE Amex, then the Company will not be required to make any payment to such counsel or (ii) if the Offering is commenced on the Over the Counter Bulletin Board, the Company will make a payment of $10,000 to such counsel at Closing); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) the costs, if applicable, of all mailing and printing of the underwriting documents (including, without limitation, this Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (g) the costs and expenses of the Company’s public relations firm; (h) the costs of preparing, printing and delivering certificates representing the Shares; (i) fees and expenses of the transfer agent for the Ordinary Shares; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (k) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (l) the costs associated with bound volumes of the public offering materials which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Representative may reasonably request; (m) the fees and expenses of the Company’s accountants; (n) the fees and expenses of the Company’s legal counsel and other agents and representatives; (o) the $20,000 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the Offering; and (p) up to $10,000 of the Representative’s actual accountable “road show” expenses for the Offering. Except to the extent otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses incurred in connection with the transactions contemplated hereby, including the fees and expenses of their counsel and any transfer taxes on the resale of any Stock by them.

(b)          Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 5(a) above, on the Closing Date, it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Shares (not including proceeds from the sale of the Additional Shares, if any); provided, however, that the $15,000 advance paid by the Company to the Representative shall be applied to such non-accountable expense allowance.

6.          CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS, AND THE SALE OF THE SHARES. The respective obligations of the Underwriters hereunder, and the closing of the sale of the Firm Shares and any Additional Shares, are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date and any Option Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder, and to each of the following additional terms and conditions:

(a)          No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Securities Act and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)          The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)          All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Shares, the Ordinary Shares, the Representative’s Option Agreement, the Representative’s Securities, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the Representative’s Option Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)          Mintz Levin Cohn Ferris Glovsky and Popeo PC, U.S. counsel to the Company, shall have furnished to the Representative (i) such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), in the form attached hereto as Exhibit B-1 and (ii) a written statement providing certain “10b-5” negative assurances, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), in the form attached hereto as Exhibit B-2.

(e)          Raved Magriso Benkel & Co., Israeli counsel to the Company, shall have furnished to the Representative such counsel’s written opinion, including a written statement providing certain “10b-5” negative assurances, as counsel to the Company, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), in the form attached hereto as Exhibit B-3.

(f)          The Representative shall have received from Zysman Aharoni Gayer and Sullivan & Worcester LLP, U.S. counsel for the Underwriters, such opinion or opinions and negative assurances statement, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), addressed to the Underwriters, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request to enable them to pass upon such matters.

(g)          At the time of the execution of this Agreement, the Representative shall have received from Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered public accounting firm with respect to the Company and any Subsidiary within the meaning of the Securities Act and the rules and regulations of the PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)          On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date and any Option Closing Date (if such date is other than the Closing Date), the Representative shall have received a letter (the “Bring-Down Letter”) from Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date) confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Underwriters concurrently with the execution of this Agreement pursuant to paragraph (h) of this Section 6.

(i)          The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chairman of the Board, its President or a Vice President and its Vice President, Finance stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the applicable effective date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time, any Permitted Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (iii) to the best of their knowledge, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company or any Subsidiary, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company or any Subsidiary, except as set forth in the Prospectus.

(j)          Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any Subsidiary shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company nor any Subsidiary (other than stock option and warrant exercises in the ordinary course of business and repayments of existing indebtedness), or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and any Subsidiary, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares and the Representative’s Option on the terms and in the manner contemplated in the General Disclosure Package.

(k)          No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or the Representative’s Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or any Subsidiary; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or the Representative’s Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or any Subsidiary.

(l)          Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Applicable Trading Market or the NYSE Amex or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(m)          The Applicable Trading Market shall have approved the Shares for inclusion therein to the extent required, subject only to office notice of issuance.

(n)          The Representative shall have received the written agreements, substantially in the form of Exhibit A hereto, of the persons listed in Schedule B to this Agreement.

(o)          At Closing, the Company shall have delivered the executed Representative’s Option Agreement to the Representative in the form of Exhibit C hereto, which shall be issued in the name or names and in such authorized denominations as the Representative may request.

(p)          The Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Pricing Prospectus.

(r)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 p.m., Eastern time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

(s)          Prior to the Closing Date and any Option Closing Date (if such date is other than the Closing Date), the Company shall have furnished to the Underwriters such further information, opinions, comfort letter, certificates (including a Secretary’s Certificate), letters or such other documents as the Representative shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.            INDEMNIFICATION AND CONTRIBUTION.

(a)          The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or the Prospectus, in the light of the circumstances under which they were made) not misleading or (iii) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (i) or (ii) above of this Section 7(a), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 18). This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)          Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or the Prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information as defined in Section 18, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by an Underwriter under this Section 7(b) exceed the total discount and commission received by such Underwriter in connection with the Offering.

(c)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representative in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)          If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and each of the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information as defined in Section 18. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several and in proportion to their respective underwriting obligations and not joint.

7A.           UNDERWRITERS’ OBLIGATIONS REGARDING ISRAELI SECURITIES LAWS. Each Underwriter agrees that it will not offer any Shares to offerees in Israel, other than to investors listed in the Addendum and subject to the terms thereof; provided further that as a prerequisite to sale of Shares by the Underwriters to such Israeli investors, each of them shall be required to submit written confirmation to the Underwriters and the Company that such investor (a) (x) falls within the scope of the Addendum, (y) is aware of the implications of him falling within the scope of the Addendum, and (z) agrees to it; and (b) is acquiring the Shares being offered to it for investment for its own account or, if applicable, for investment for clients who are institutional investors and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof.

7B.           AGREEMENT REGARDING THE FEE TAIL INVESTORS. Aegis Capital Corp. (“Aegis”) hereby acknowledges and agrees that the “Fee Tail” provision of Section 3(C) of the engagement letter (the “Rodman Engagement Letter”), dated August 5, 2011, between the Company and Rodman & Renshaw, LLC (“Rodman”) is applicable to the Offering. Aegis further acknowledges and agrees that in the event that Fee Tail Investors (as defined in the Rodman Engagement Letter) participate in the Offering, Rodman will be entitled to receive 6% of the aggregate purchase price paid by such Fee Tail Investors less any expenses associated with such Fee Tail Investor and the Offering as well as warrants to purchase that number of the Company’s Ordinary Shares equal to 2.5% of the aggregate number of Ordinary Shares purchased by such Fee Tail Investors. Aegis further acknowledges and agrees that (i) any such cash fee payable to Rodman will be deducted from the fee to be paid to Aegis pursuant to Section 2 of this Agreement and (ii) the number of Ordinary Shares for which the Representative’s Option will be exercisable pursuant to Section 2.4 hereof will be reduced by the number of warrants issued to Rodman, if any. Aegis acknowledges that it has received a list of the Fee Tail Investors from the Company.

8.          TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 6(k), 6(l) or 6(m) have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

9.          EFFECT OF TERMINATION. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Company shall fail to tender the Shares for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement or (d) the sale of the Shares is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the provisions of Section 7 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof. For the avoidance of doubt, if this Offering is not completed, the payment of any items of reimbursement by the Company to the Underwriters in connection with this Offering shall be limited to out-of-pocket accountable expenses actually incurred by the Underwriters or persons associated with any of them.

10.         EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule C bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either your or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, in the Pricing Prospectus, in the Prospectus or in any other documents or arrangements may be affected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.           ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a)          each Underwriter’s responsibility to the Company is solely contractual in nature, each Underwriter has been retained solely to act as an underwriter in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative or any Underwriter has advised or is advising the Company on other matters;

(b)          the price of the Shares and the Representative’s Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          it has been advised that Aegis Capital Corp. and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)          it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.         SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT; AUTHORITY OF REPRESENTATIVE. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, and their respective successors and assigns. This Agreement shall also inure to the benefit of Aegis Capital Corp., the Underwriters, and each of their respective successors and assigns, which shall be third party beneficiaries hereof. Notwithstanding the foregoing, the determination as to whether any condition in Section 6 hereof shall have been satisfied, and the waiver of any condition in Section 6 hereof, may be made by the Representative in its sole discretion, and any such determination or waiver shall be binding on each of the Underwriters and shall not require the consent of any Underwriter. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the several benefit of the Underwriter Indemnified Parties and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. The Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

13.         SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Shares. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnity, reimbursement and contribution agreements contained in Sections 7 and 9 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

14.         NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Underwriters, shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing to Aegis Capital Corp., 810 Seventh Avenue, 18th Floor, New York, New York 10019, Attention: David Bocchi, Managing Director of Investment Banking, Fax: (212) 813-1047 with a copy to Edwin L. Miller Jr., Esq., c/o Zysman Aharoni Gayer and Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Fax: (617) 338-2880; and

(b)          if to the Company, shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing to Rosetta Genomics Ltd., 10 Plaut Street, Science Park, Rehovot 76707 Israel, attention: Kenneth A. Berlin, Fax: 972-73-222-0701, with a copy to Brian Keane, Esq., Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center Boston, MA 02111, Fax: (617) 542-2241.

provided, however, that any notice to the Underwriters pursuant to Section 7 shall be delivered or sent by mail, email or facsimile transmission to the Representative at its address set forth in its acceptance communication to the Underwriters, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof.

15.         DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such person and (c) “knowledge” means the knowledge of the directors and officers of the Company.

16.         GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

17.         AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

17.1         By the execution and delivery of this Agreement, the Company hereby irrevocably designates and appoints Rosetta Genomics Inc. as its authorized agent upon whom process may be served in any suit, proceeding or other action against it instituted by any Underwriter or by any person controlling an Underwriter as to which such Underwriter or any such controlling person is a party and based upon this Agreement, or in any other action against the Company in the New York Supreme Court, County of New York and the United States District Court for the Southern District of New York, arising out of the offering made by the Prospectus or any purchase or sale of Shares in connection therewith. The Company expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to nonexclusive personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to the Representative shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to the Underwriters. The Company further agrees that service of process upon its authorized agent or successor shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty. The Company hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Shares, or this Agreement or otherwise relating to the offering, issuance and sale of the Shares in any Federal or state court sitting in the County of New York and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the sale of the Shares or this Agreement rendered by any such Federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of the Underwriters or any person controlling an Underwriter to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Underwriters or any person controlling an Underwriter to bring any action or proceeding against the Company or any of its properties in the courts of any other jurisdiction. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designations and appointments or such substitute designations and appointments in full force and effect. The Company hereby agrees with the Underwriters to the nonexclusive jurisdiction of the New York Supreme Court, County of New York or the United States District Court for the Southern District of New York in connection with any action or proceeding arising from the sale of the Shares or this Agreement brought by the Company, the Underwriters or any person controlling an Underwriter.

17.2         The Company agrees that in any suit (whether in a court in the United States, Israel or elsewhere) seeking enforcement of this Agreement or provisions of this Agreement (i) if the plaintiffs therein seek a judgment in either United States dollars or Israeli currency, subject to Israeli foreign currency control regulations, the Company will not interpose any defense or objection to or otherwise oppose judgment, if any, being awarded in such currencies except to the extent that such a judgment would violate the laws of the State of Israel, and (ii) if the plaintiffs therein seek to have any judgment (or any aspect thereof) awarded in New Israeli Shekels linked, for the period from entry of such judgment until actual payment thereof in full has been made, to either or both of the consumer price index of Israel or changes in the New Israeli Shekel-United States dollar exchange rate, the Company will not interpose any defense or objection to or otherwise oppose inclusion of such linkage in any such judgment except to the extent that such a judgment would violate the laws of the State of Israel. The Company agrees that it will not initiate or seek to initiate any action, suit or proceeding, in Israel or in any other jurisdiction other than in the United States, seeking damages in respect of or for the purpose of obtaining any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning any alleged breach by the Company or other claim by the Underwriters, or any person controlling an Underwriter in respect of this Agreement or any of the Underwriters’ rights under this Agreement, including without limitation any action, suit or proceeding challenging the enforceability of or seeking to invalidate in any respect the submission by the Company hereunder to the jurisdiction of the courts or the designation of the laws as the law applicable to this Agreement, in each case as set forth herein.

17.3         The Company agrees that if any payment of any sum due under this Agreement from the Company is made to or received by the Underwriters or any controlling person of any Underwriter in a currency other than freely transferable United States dollars, whether by judicial judgment or otherwise, the obligations of the Company under this Agreement shall be discharged only to the extent of the net amount of freely transferable United States dollars that the Underwriters or such controlling persons, as the case may be, in accordance with normal bank procedures, are able to lawfully purchase with such amount of such other currency. To the extent that the Underwriters or such controlling persons are not able to purchase sufficient United States dollars with such amount of such other currency to discharge the obligations of the Company to the Underwriters or such controlling persons, the obligations of the Company shall not be discharged with respect to such difference, and any such undischarged amount will be due as a separate obligation and shall not be affected by payment of or judgment being obtained for any other sums due under or in respect of this Agreement.

18.         UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the information set forth under the subheadings “Discretionary Accounts”, “Electronic Offer, Sale and Distribution of Shares”, “Stabilization” and “Passive Market Making,” plus the table showing the number of Shares to be purchased by each Underwriter, in each case under the section of the Prospectus titled “Underwriting.”

19.         PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.         GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriters. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and Aegis Capital Corp., dated May 23, 2012 shall remain in full force and effect, except to the extent such terms and conditions are superseded by this Agreement.

21.         RESEARCH ANALYST INDEPENDENCE. The Company acknowledges that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking division. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 21 shall relieve either Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

22.         COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile or email.

[Signature page immediately follows.]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ROSETTA GENOMICS LTD.

By:	/s/ Kenneth A. Berlin
Name: Kenneth A. Berlin
Title: President and Chief Executive Officer

Confirmed as of the date first above mentioned, on behalf of itself and the Underwriters listed in Schedule C hereto:

AEGIS CAPITAL CORP.

By:	/s/ Robert Eide
Name:Robert Eide
Title: Chief Executive Officer

SCHEDULE A

PRICING INFORMATION

Number of Firm Shares to be sold: 5,500,000

Public Offering Price per Share: $5.00

Underwriting Discount per Share: $0.35

Underwriting Non-Accountable Expense Allowance: $0.05

Proceeds to Company per Share (before expenses) $4.60

PERMITTED FREE WRITING PROSPECTUSES

None.

SCHEDULE B

LIST OF EXECUTIVE OFFICERs AND DIRECTORS EXECUTING LOCK-UP AGREEMENTS

Name	Position

Kenneth A. Berlin	Chief Executive Officer and President

Ranit Aharonov, Ph.D.	Executive Vice President, R&D

Ron Kalfus, CPA	Chief Financial Officer

Oded Biran	General Counsel

Eti Meiri, Ph.D.	Vice President, Research

Brian Markison	Chairman of the Board of Directors

David Sidransky, M.D.	Director

Joshua Rosensweig, Ph.D.	Director

Roy N. Davis	Director

Gerald Dogon	External Director

Tali Yaron-Eldar	External Director

SCHEDULE C

Underwriters

Underwriter	Total Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased if the Over-Allotment Option is Fully Exercised
Aegis Capital Corp.	5,500,000	825,000
TOTAL	5,500,000	825,000

EXHIBIT A

FORM OF LOCK-UP AGREEMENT (EXECUTIVE OFFICERS, DIRECTORS AND STOCKHOLDERS)

___________ ___, 2012

Aegis Capital Corp.

810 7th Avenue 11th Floor

New York, New York 10019

Re:           Rosetta Genomics Ltd.

Dear Sirs:

In order to induce Aegis Capital Corp. (the “Underwriter”) to enter into a certain underwriting agreement (the “Underwriting Agreement”) with Rosetta Genomics Ltd., a corporation incorporated under the laws of the State of Israel (the “Company”), with respect to an offering of the Company’s securities, the undersigned hereby agrees that for a period (the “Lock-Up Period”) of ninety (90) days beginning on the date of the pricing of the offering, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, sell, contract to sell, assign, transfer, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, any shares of the Company’s ordinary shares (the “Ordinary Shares”) or securities convertible, exchangeable or exercisable into Ordinary Shares (including, without limitation, Ordinary Shares or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (the “Securities Act” and such shares or securities, the “Beneficially Owned Shares”), (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to any Ordinary Shares or securities convertible, exchangeable or exercisable into Ordinary Shares, (iii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Ordinary Shares or securities convertible into or exercisable or exchangeable for any equity securities of the Company, or (iv) engage in any short selling of any Beneficially Owned Shares, Ordinary Shares or securities convertible into or exercisable or exchangeable for any equity securities of the Company.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition, notwithstanding the foregoing, the restrictions set forth herein shall not apply to the establishment of a trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided however, that the restrictions shall apply in full force to sales pursuant to the trading plan during the Lock-Up Period. Furthermore, notwithstanding anything herein to the contrary, this lock-up will not apply to the sale of Ordinary Shares pursuant to a trading plan that complies with Rule 10b5-1 and existing on the date of this Agreement, but only to the extent that such sale is in connection with options that are set to expire during the Lock-Up Period.

Anything contained herein to the contrary notwithstanding, any person to whom Ordinary Shares, securities convertible into or exercisable or exchangeable for any equity securities of the Company or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Beneficially Owned Shares in the transactions listed as (i)-(iv) below without the prior written consent of the Underwriter, provided that (1) prior to each such transfer, the Underwriter shall have received a duplicate form of this Lock-Up Agreement executed and delivered by each donee, trustee, distributee or transferee, as the case may be, (2) no such transfer shall involve a disposition for value, (3) each such transfer shall not be required to be reported in any public report, announcement or filing made or to be made with the Securities and Exchange Commission or otherwise during the Lock-Up Period and (4) the undersigned does not otherwise voluntarily effect any public filing, announcement or report regarding any such transfer during the Lock-Up Period:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent; or

(iv)	to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned.

This agreement shall automatically terminate upon the earlier of (i) September 30, 2012, in the event that no securities have been sold pursuant to the underwritten offering by such date, (ii) the termination of the Underwriting Agreement if such agreement is terminated prior to the sale of any securities thereunder in accordance with its terms, (iii) either the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the offering, and (iv) the consummation of a change of control of the Company, meaning (a) the consummation of a reorganization, merger or consolidation, or sale or other disposition of substantially all of the assets of the Company, or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than fifty percent (50%) of either (i) the then-outstanding Ordinary Shares of such party; or (ii) the combined voting power of the then-outstanding voting securities of such party entitled to vote generally in the election of directors.

This Lock-Up Agreement has been executed as of the date first written above.

Name:
Title: